NEITHER THIS NOTE NOR THE SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THIS NOTE HAS BEEN ACQUIRED, AND ANY SHARES OF COMMON STOCK OR ANY OTHER SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE ARE REQUIRED TO BE ACQUIRED, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR THIS NOTE AND/OR SUCH SHARES OR OTHER SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER OF THIS NOTE AND SUCH SHARES OR OTHER SECURITIES TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND SUCH STATE SECURITIES LAWS.

                          Walker Financial Corporation
           10% Senior Subordinated Secured Convertible Promissory Note


Dated: December 5, 2003                            Principal Amount: $___,000.00
Garden City, New York

     For Value Received, the undersigned, Walker Financial Corporation (together with its successors and assigns, "Walker"), a Delaware corporation, hereby promises to pay to ________________, [an individual residing in the State of _____________] [a _________ {state and type of entity}] ("Lender"), the principal sum of _______________________ Thousand Dollars ($___,000.00),
together with interest as set forth below. This 10% Senior Subordinated Secured Convertible Promissory Note (this "Note") is issued (a) pursuant to, and is the "Note" referred to, in that certain Subscription Agreement between Walker and Lender, as accepted by Walker on December 5, 2003 (the "Subscription Agreement"), and (b) in connection with, and is a "Note" referred to in, that certain Security Agreement, dated as of December 5, 2003 (the "Security Agreement"), by and between Walker, Lender and the original registered owners of 10% Senior Subordinated Secured Convertible Promissory Notes of Walker (together with this Note, the "Secured Notes") identical in form to this Note (other than the name of the lender, principal amount and issuance date) in the aggregate original principal amount (together with the original principal amount of this Note) of between $650,000.00 and $1,600,000.00, each as entered into in connection with the private placement offering (the "Private Placement") of Walker of the Secured Notes made pursuant to a Private Placement Memorandum, dated October 7, 2003 (the "PPM"). The Company has granted the placement agent for the Private Placement the right to sell additional Secured Notes up to $240,000 in aggregate principal amount solely to cover over-allotments in the Private Placement. This Note is made subject to the terms and conditions of the Security Agreement as if set forth in full in this Note.

1. Interest Rate. Until an event of Default shall have occurred, the principal amount evidenced by this Note shall bear interest at the rate of 10% per annum, computed on the basis of a 360-day year for the actual number of days elapsed (the "Applicable Interest Rate"). Upon the occurrence of an event of Default, the outstanding principal amount and any accrued but unpaid interest thereon shall bear interest until paid at the Applicable Interest Rate plus an additional 2% per annum (the "Default Interest Rate").

2. Payment Date; Payment Method; Prepayment.

     (a) Payment Dates. Payment of all accrued and unpaid interest due under this Note shall be payable semi-annually, in arrears, on the first business day (each, an "Interest Payment Date") of the months of January and July of each calendar year in which any principal amount evidenced by this Note remains outstanding, commencing with July 1, 2004. Payment of any outstanding principal amount evidenced by this Note (and any accrued but unpaid interest thereon) shall be made on the earlier of (i) December 4, 2006 or (ii) the date on which the Company (A) is merged with or combines with another entity in which the Company is not deemed the surviving corporation under the applicable provisions of the General Corporation Law of the State of Delaware (the "DGCL") or (B) sells all or substantially all of its assets within the meaning of the DGCL (in either of such events, the "Maturity Date"). Upon payment in full of the principal evidenced by this Note (and any accrued but unpaid interest thereon), Lender, by Lender's acceptance of this Note, agrees to mark this Note "CANCELLED" and return this Note as so marked to Walker within five days after such payment in full is received. For purposes of this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

     (b) Payment Method. Payment of the principal evidenced by this Note (and any accrued but unpaid interest thereon) shall be made by check, subject to collection, tendered to Lender, via postage-paid, first class mail, at the address for the giving of notices as set forth in Section 8 of this Note.

     (c) Voluntary Prepayment. Walker may pay, without penalty or premium, the principal amount evidenced by this Note (and any accrued but unpaid interest thereon), in whole or part, at any time up to the Maturity Date upon no less than ten days' prior notice (the "Prepayment Notice Period") to Lender. Any partial prepayment shall first be applied against any accrued and unpaid interest due under this Note and then to the principal amount evidenced by this Note. In the event of a voluntary prepayment being less than the full amount outstanding under this Note (including any accrued but unpaid interest), upon surrender of this Note in connection with said partial prepayment, Walker shall deliver to Lender a new note substantially in the form of this Note and evidencing as principal any amount not so prepaid. Notwithstanding the immediately preceding sentence, following any partial prepayment of principal evidenced by this Note, this Note shall be deemed to evidence a debt of Walker only to the extent of the remaining principal amount outstanding following such partial repayment(s) (plus any accrued and unpaid interest).

3. Default; Acceleration.

     (a) Any of the following shall constitute an "event of Default" under this
Note:

     (i) the failure by Walker to pay any amounts required to be paid under this Note or any of the other Secured Notes on or before the date on which such payment was due;
     (ii) the breach or noncompliance by Walker of any of its material representations, warranties or covenants contained in the Security Agreement;
     (iii) Walker shall
     (A) apply for or consent to the appointment of a receiver or trustee of Walker's assets,
     (B) make a general assignment for the benefit of creditors,
     (C) file a petition or other request no matter how denominated ("Petition") seeking relief under Title 11 of the United States Code or under any other federal or state bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute ("Bankruptcy Statute"), or
     (D) file an answer admitting the material allegations of a Petition filed against it in any proceeding under any Bankruptcy Statute;
     (iv) there shall have entered against Walker an order for relief under any Bankruptcy Statute; or
     (v) a Petition seeking an order for relief under any Bankruptcy Statute is filed by any one other than Walker and without Walker's consent or agreement which is not dismissed or stayed within 60 days after the date of such filing, or such Petition is not dismissed upon the expiration of any stay thereof.

     (b) Subject to the provisions of paragraph 3(d), upon the occurrence of an event of Default, the unpaid principal amount evidenced by this Note (and any accrued but unpaid interest thereon) shall be immediately due and payable.

     (c) Until the occurrence of an event of Default, the principal amount evidenced by this Note shall bear interest at the Applicable Interest Rate and upon an event of Default, any unpaid principal amount under this Note and any accrued but unpaid interest through the date of effectiveness of such event of Default shall bear interest until paid at the Default Interest Rate.

     (d) (i) In the event that Walker shall fail to tender payment of all outstanding principal evidenced by this Note on or prior to the Maturity Date, Walker shall issue and deliver to Lender shares (each, a "Penalty Share") of the common stock, par value $.10 per share (the "Common Stock"), of Walker, at the per diem rate equal to 0.003125 Penalty Shares for every $1.00 of principal evidenced by this Note not so tender (i.e., 2,343.75 Penalty Shares per month for each $25,000 of principal not paid on the Maturity Date), for the period from the Maturity Date to the date of payment of such principal. Issuance of any Penalty Shares shall be made monthly, in arrears, commencing one month following the Maturity Date, and, with respect to the final issuance of Penalty Shares, within twenty days of the date when payment in full of all such principal is tendered to Lender. The Penalty Shares shall not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any state securities laws and Walker shall be under no obligation to register any Penalty Shares under the Securities Act.

     (ii) So long as Walker shall issue and tender Penalty Shares in accordance with the provisions of subparagraph 3(d)(i), the failure to pay interest under this Note shall not be deemed an event of Default.

4. Subordination. This Note shall at all times be wholly subordinate and junior in right of payment to all Senior Indebtedness to the extent and in the manner provided in this Section 4. This Note shall at all times be deemed equal and pari passu in right of payment to all Indebtedness evidenced by the Secured Notes.

     (a) Definitions. As used in this Section 4 and Section 12, the following terms shall have the following meanings:
     (i) "Indebtedness" shall mean (A) all indebtedness for borrowed money or for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), (B) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument, (C) all obligations under financing leases, (D) all obligations in respect of acceptances issued or created, (E) all obligations secured by any lien on property and (F) all guarantee obligations;
     (ii) "Senior Covenant Default" shall mean any event of default as defined under any agreement pertaining to Senior Indebtedness, other than a Senior Payment Default;
     (iii) "Senior Indebtedness" means all Indebtedness of Walker currently or in the future outstanding to Branch Banking & Trust Company ("Mortgagee") under that certain North Carolina Deed of Trust, dated July 3, 2002, between Mortgagee and Walker;
     (iv) "Senior Default" shall mean a Senior Payment Default or a Senior Covenant Default;
     (v) "Senior Payment Default" shall mean any default in the payment of any Senior Indebtedness; and
     (vi) "Subordinated Indebtedness" shall mean the principal evidenced by the Secured Notes (and all accrued and upon interest thereon), including this Note, and any other obligations of Walker arising out of the Secured Notes, including this Note.

     (b) General. Upon the maturity of any Senior Indebtedness by lapse of time, acceleration, required prepayment or otherwise, such Senior Indebtedness shall first be paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, or such payment duly provided for in cash or in a manner satisfactory to the payees of such Senior Indebtedness, before any payment is made on account of the Subordinated Indebtedness or by Walker or Affiliates (as defined by Rule 12b-2 of the Securities Exchange Act of 1934, as amended) of Walker to acquire this Note. Notwithstanding any provision in this Section 4 to the contrary, (i) for so long as no Senior Default has occurred and is continuing, or would occur as a result of such a payment, Walker may pay and Lender may receive and retain all regularly scheduled payments of principal and interest (other than at the Default Interest Rate) under the Secured Notes, including this Note, and (ii) for so long as no Senior Default has occurred and is continuing or would occur as a result of any such prepayment, Walker may prepay the principal amount evidenced by the Secured Notes, including this Note, in accordance with the provisions of paragraph 2(c), and Lender may receive such prepayments.

     (c) Limitation on Payment.

     (i) Upon receipt by Walker and Lender of a Blockage Notice (as defined below), then, unless and until (A) all Senior Defaults that gave rise to the Blockage Notice shall have been remedied or effectively waived or shall have ceased to exist or (B) the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, no direct or indirect payment (in cash, property, securities or by set-off or otherwise) of or on account of the principal evidenced by the Secured Notes, including this Note, or accrued and unpaid interest or as a sinking fund for the Secured Notes, including this Note, or in respect of any redemption, retirement, purchase or other acquisition of the Secured Notes, including this Note, shall be made. Notwithstanding the foregoing, in the case of a Blockage Notice that relates to a Senior Covenant Default, the foregoing restrictions shall commence upon Walker's receipt of such Blockage Notice and shall expire 270 days thereafter. Any principal and interest paid with respect to the Secured Notes, including this Note, prior to the receipt of the Blockage Notice in question by Lender hereof may be kept by such holders of the Secured Notes, including Lender; and
     (ii) For purposes of this Section 4, a "Blockage Notice" is a notice of the holder of Senior Indebtedness that a Senior Default has in fact occurred and is continuing, given to Walker and the holders of the Secured Notes, including Lender.

     Notwithstanding any provision contained herein to the contrary, once all Senior Defaults which gave rise to the Blockage Notice in question shall have been remedied or effectively waived or shall have ceased to exist, or the Senior Indebtedness in respect of which such Senior Defaults shall have occurred shall have been paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, thereafter (unless another Blockage Period shall then be in effect) all amounts which would have been payable under the Secured Notes, including this Note, but for the existence of the Blockage Notice delivered with respect to the Senior Default in question shall be payable in their entirety.

     (d) Limitation on Remedies. As long as any Senior Indebtedness remains outstanding, upon the occurrence of an event of Default under this Note, Lender shall not, unless the payees of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or any event of Default pursuant to subparagraphs 3(a)(iii) through (v) of this Note shall have commenced, declare or join in any declaration of this Note to be due and payable by reason of such event of Default or otherwise take any action against Walker (including, without limitation, commencing any legal action against Walker or filing or joining in the filing of any insolvency petition against Walker) or exercise or cause to be exercised any other contractual rights available to it prior to the expiration of 30 days after the written notice of Lender's ability to accelerate on account of the occurrence of such event of Default (a "Remedy Notice") shall have been given by Lender to Walker and, to the extent known by Lender, the payees of the Senior Indebtedness (a "Remedy Standstill Period").


     Notwithstanding the foregoing, the Remedy Standstill Period shall be inapplicable or cease to be effective if the payees of any Senior Indebtedness shall have caused such Senior Indebtedness to become due prior to its stated maturity or an event of Default pursuant to subparagraphs 3(a)(iii) through (v) shall have occurred.

     Upon the expiration or termination of any Remedy Standstill Period, Lender shall be entitled to exercise any of its rights with respect to this Note other than any right to accelerate the maturity date of this Note based upon the occurrence of any event of Default in respect thereto which has been cured or otherwise remedied during the Remedy Standstill Period.

     (e) Subordination Upon Certain Events. Upon the occurrence of any event of Default with respect to Walker under subparagraphs 3(a)(iii) through (v) of this
Note:

     (i) upon any payment or distribution of assets of Walker to creditors of Walker, payees of Senior Indebtedness shall be entitled to receive indefeasible payment in full of all obligations with respect to the Senior Indebtedness before Lender shall be entitled to receive any payment in respect of the Subordinated Indebtedness;
     (ii) until all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, any distribution to which Lender would be entitled but for this Section 4 shall be made to the payees of Senior Indebtedness, as their interests may appear, except that Lender may, pursuant to a plan of reorganization under Chapter 11 of the Bankruptcy Code of 1978, as amended, or any similar provision of any successor legislation thereto, receive securities that are subordinate to the Senior Indebtedness to at least the same extent as this Note if pursuant to such plan the distributions to the payees of the Senior Indebtedness in the form of cash, securities or other property, by set-off or otherwise, provide for payment of the full amount of the allowed claim of the payees of the Senior Indebtedness;
     (iii) for purposes of this Section 4, a distribution may consist of cash, securities or other property, by set-off or otherwise; and
     (iv) notwithstanding the foregoing provisions of paragraphs 4(b), (c) or
(e), if payment or delivery by Walker of cash, securities or other property to Lender is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to the Senior Indebtedness, and made by a court of competent jurisdiction in a proceeding under any applicable bankruptcy or reorganization law, payment or delivery by such Walker of such cash, securities or other property shall be made to Lender in accordance with such order or decree.

     (f) Payments and Distributions Received. If Lender shall have received any payment from or distribution of assets of Walker in respect of the Subordinated Indebtedness in contravention of the terms of this Section 4 before all Senior Indebtedness is paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, then, and in such event, such payment or distribution shall be received and held in trust for and shall be promptly paid over or delivered to the payees of Senior Indebtedness to the extent necessary to pay all such Senior Indebtedness in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness.


     (g) Proofs of Claim. If, while any Senior Indebtedness is outstanding, any event of Default under subparagraphs 3(a)(iii) through (v) occurs with respect to Walker, Lender shall duly and promptly take such action as any payee of Senior Indebtedness may reasonably request to collect any payment with respect to this Note for the account of the payees of the Senior Indebtedness and to file appropriate claims or proofs of claim in respect of this Note. Upon the failure of Lender to take any such action, each payee of Senior Indebtedness is hereby irrevocably authorized and empowered (in its own name or otherwise), but shall have no obligation, to demand, sue for, collect and receive every payment or distribution referred to in respect of this Note and to file claims and proofs of claim and take such other action as it may deem necessary or advisable for the exercise or enforcement of any of the rights or interests of Lender with respect to this Note.

     (h) Subrogation. After all amounts payable under or in respect of Senior Indebtedness are paid in full in cash or in a manner satisfactory to the payees of such Senior Indebtedness, Lender shall be subrogated to the rights of payees of Senior Indebtedness to receive payments or distributions applicable to Senior Indebtedness to the extent that distributions otherwise payable to Lender have been applied to the payment of Senior Indebtedness. A distribution made under this Section 4 to a payee of Senior Indebtedness which otherwise would have been made to Lender is not, as between Walker and Lender, a payment by Walker on Senior Indebtedness.

     (i) Relative Rights. By acceptance of this Note, Lender agrees that this
Section 4 defines the relative rights of Lender and the payees of Senior Indebtedness. Nothing in this Section 4 shall: (A) impair, as between Walker and Lender, the obligations of Walker, which are absolute and unconditional, to pay the principal amount evidenced by this Note (and accrued and unpaid interest, including default interest) in accordance with its terms; (B) affect the relative rights of Lender and creditors of Walker other than payees of Senior Indebtedness or (C) prevent Lender from exercising its available remedies upon an event of Default, subject to the rights, if any, under this Section 4 of payees of Senior Indebtedness.

     (j) Subordination May Not Be Impaired by Walker. No right of any payee of any Senior Indebtedness to enforce the subordination of the Indebtedness evidenced by the Secured Notes, including this Note, shall be impaired by any failure to act by Walker or such payee of Senior Indebtedness or by the failure of Walker or such payee to comply with the terms of the Secured Notes, including this Note. The provisions of this Section 4 shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Senior Indebtedness is rescinded or must otherwise be returned by any payee of Senior Indebtedness as a result of the insolvency, bankruptcy or reorganization of Walker or any of its subsidiaries or otherwise, all as though such payment had not been made.

     (k) Payments. A payment with respect to principal of or interest on the Subordinated Indebtedness shall include, without limitation, payment of principal evidenced by the Secured Notes, including this Note (and accrued and unpaid interest), any depositing of funds for the defeasance of the Subordinated Indebtedness, any sinking fund and any payment on account of mandatory prepayment or optional prepayment provisions.


     (l) Section Not to Prevent Events of Default. The failure to make a payment on account of principal of or interest on or other amounts constituting Subordinated Indebtedness by reason of any provision of this Section 4 shall not be construed as preventing the occurrence of an event of Default under Section 3.

     (m) Subordination Not Impaired; Benefit of Subordination. Lender agrees and consents that, without notice to or assent by the holders of the Secured Notes, including Lender, and without affecting the liabilities and obligations of Walker and the rights and benefits of the payees of the Senior Indebtedness set forth in this Section 4:
     (i) the obligations and liabilities of Walker and any other party or parties for or upon the Senior Indebtedness may, from time to time, be increased, renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released;
     (ii) the payees of Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and
     (iii) any balance or balances of funds with any payee of Senior Indebtedness at any time outstanding to the credit of Walker may, from time to time, in whole or in part, be surrendered or released;

all as the payees of the Senior Indebtedness, and any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Subordinated Indebtedness to the Senior Indebtedness provided for herein.

     (n) Modification of Section 4. The provisions of this Section 4 are for the benefit of the payees from time to time of Senior Indebtedness and, so long as any Senior Indebtedness remains unpaid, may not be modified, rescinded or canceled in whole or in part without the prior written consent thereto of all payees of Senior Indebtedness.
     (o) Covenants of Lender. Until all of the Senior Indebtedness has been fully paid:
     (i) Lender shall not hereafter give any subordination in respect of this Note;
     (ii) Lender shall not release, exchange, extend the time of payment of, compromise, set off or otherwise discharge any part of this Note or modify or amend this Note; and
     (iii) Lender hereby undertakes and agrees for the benefit of the payees of Senior Indebtedness that, upon the occurrence and during the continuance of a Senior Default, it shall take any actions reasonably requested by any payee of Senior Indebtedness to effectuate the full benefit of the subordination contained herein.

     (p) Miscellaneous.
     (i) To the extent permitted by applicable law, Lender and Walker hereby waive (A) notice of acceptance hereof by the payees of the Senior Indebtedness, and (B) all diligence in the collection or protection of or realization upon the Senior Indebtedness.
     (ii) Walker and Lender hereby expressly agree that the payees of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or law, for specific performance of any agreement contained in this
Section 4 or for judgment at law and any other relief whatsoever appropriate to such action or procedure.
     (iii) Lender acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each payee of Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of this Note, and each payee of Senior Indebtedness shall be deemed conclusively to have relied upon such subordination provisions in acquiring and continuing to hold such Senior Indebtedness.

5. Conversion Right.

     (a) Conversion Option. Lender shall have the option (the "Conversion Option"), exercisable at any time and from time to time on or prior to the earlier of (i) the Maturity Date and the last date of the Prepayment Notice Period to convert all or any portion of the principal amount evidenced by this Note, and all (but not a portion of) accrued and unpaid interest on such principal to be converted, into such whole number of fully-paid and non-assessable shares (each, a "Conversion Share") of Common Stock as is equal to the quotient obtained by dividing (i) the amount of principal (and accrued and unpaid interest thereon) being so converted by (ii) the Conversion Price (as hereinafter defined), as last adjusted and then in effect. The Conversion Price, until adjusted as provided in paragraph 5(d), shall be (x) $0.71 for the period terminating on December 5, 2005 (i.e., 35,211 Conversion Shares for each $25,000 of principal, and accrued and unpaid interest thereon, so converted) or (y) $1.25 for the period commencing on December 6, 2005 and terminating on the Maturity Date (i.e., 20,000 Conversion Shares for each $25,000 of principal, and accrued and unpaid interest thereon, so converted).

     (b) Method of Exercise. Lender shall exercise the Conversion Option by delivering to Walker, during regular business hours, this Note with the Conversion Notice attached as Appendix A to this Note duly completed and executed. Conversion shall be deemed to have been effected immediately prior to the close of business on the date (the "Conversion Date") upon which such delivery is properly made. As promptly as practicable following the Conversion Date, Walker shall issue and deliver to Lender (or to such other party as designated by Lender), at the place designated by Lender, a stock certificate to which Lender is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in paragraph 5(b). Lender (or the party in whose name the stock certificate(s) evidencing the Conversion Shares are to be issued) shall be deemed to have become the holder of record of the Conversion Shares immediately prior to the close of business on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event Lender shall be deemed to have become the holder of record of the Conversion Shares immediately prior to the close of business on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the principal and accrued and unpaid interest evidenced by this Note, Walker shall issue and deliver to Lender, at the sole expense of Walker, a new note, substantially in the form of this Note, evidencing the remaining principal outstanding and due Lender which new Note shall be dated as of the last date upon which accrued interest under this Note shall have been paid.


     (c) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued upon conversion of indebtedness evidenced by this Note. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion, Walker shall pay a cash adjustment in respect of such fractional share in an amount equal to the product resulting from multiplying (i) the Conversion Price as in effect on the relevant Conversion Date by (ii) such fractional share. A fractional share shall not be entitled to interest or dividends, and Lender shall not be entitled to any rights as stockholders of Walker with respect of such fractional interest.

     (d) Adjustment to Conversion Price. The Conversion Price shall be subject to adjustment from time to time as provided in this Paragraph 5(d).
     (i) If Walker shall at any time, (A) pay a dividend on outstanding Common Stock in shares of Common Stock or effect a distribution to holders of outstanding Common Stock payable in shares of Common Stock, (B) subdivide outstanding Common Stock, (C) combine outstanding Common Stock into a smaller number of shares of Common Stock or (D) issue any securities of Walker in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which Walker is the continuing or surviving corporation), the Conversion Price in effect immediately prior to such an event shall be adjusted so that Lender, upon surrendered of this Note for conversion, in whole or part, shall be entitled to receive the number and kind of shares of Common Stock and other securities which Lender would have owned or have been entitled to receive after the happening of such event had the Note been converted immediately prior to the happening of such event. An adjustment made pursuant to this subparagraph (i) shall become effective (x) immediately after the record date, in the case of a dividend, or (y) immediately after the effective date in the case of a subdivision, combination or reclassification.
     (ii) If Walker shall at any time or from time to time issue (A) shares of Common Stock, (B) rights, options, warrants or other securities entitling the holder thereof to subscribe for, purchase, convert to, exchange for or otherwise acquire Common Stock (excluding any such issuance that results in an adjustment under subparagraph 5(d)(i) or (C) rights, options, warrants or other securities entitling the holder thereof to subscribe for, purchase, convert to, exchange for or otherwise acquire such convertible or exchangeable securities (in each case, other than Excluded Securities (as defined in subparagraph 5(d)(iii) and other than issuances that result in an adjustment under subparagraph 5(d)(i), without consideration or for a consideration per share of Common Stock less than the Conversion Price in effect immediately prior to the issuance of such Common Stock or such rights, options, warrants or other securities, the Conversion Price in effect immediately prior to each such issuance shall forthwith be adjusted to a price equal to the (1) per share issuance price of such shares of Common Stock, (2) per share exercise price of such rights, options, warrants or other securities, or (3) per share subscription price of such rights, options warrants or other securities, as the case may be.
     (iii) For purposes of subparagraph 5(d)(ii), the term "Excluded Securities" shall mean: shares of Common Stock:
     (A) issued to employees or directors of, or consultants to, Walker, pursuant to any option, warrant, agreement, plan or arrangement approved by the Board of Directors of Walker (or committee of the Board of Directors of Walker), but only to the extent that the maximum aggregate number of shares of Common Stock so issued or issuable pursuant to all such options, warrants, agreements, plans and arrangements does not exceed (x) 500,000 shares of Common Stock in the aggregate in any fiscal year of Walker or (y) 2,500,000 shares of Common Stock in the aggregate (in each case subject to adjustment to reflect stock splits, stock dividends, stock combinations, recapitalizations and like occurrences),

     (B) issued upon the exercise of the warrants and options exercisable for Common Stock outstanding as of the date of the PPM,
     (C) issuable upon exercise of warrants issued to Strasbourger Pearson Tulcin Wolff Incorporated ("Strasbourger Pearson") in connection with the Private Placement,
     (D) issuable upon conversion of any of the Secured Notes,
     (E) issuable in connection with any acquisition by Walker of the equity securities or assets of a bona fide third party, provided that the per share acquisition price (including, but not limited to, goodwill and other intangibles), as determined in good faith by the Board of Directors of Walker, irrespective of any accounting treatment, equals or exceeds the per share current Market Price on the effective date of such acquisition, and
     (F) issued in connection with any equity or debt financing in which Strasbourger Pearson shall be entitled, directly or indirectly, to a fee or commission of any kind.
     (iv) For the purpose of subparagraph 5(d)(iii), the current Market Price per share of Common Stock at any date shall be deemed to be the average daily Closing Price of the shares of Common Stock for twenty consecutive trading days ending within fifteen days before the date in question. The term "Closing Price" of the shares of Common Stock for a day or days shall mean (i) if the shares of Common Stock are listed or admitted for trading on a national securities exchange, the last reported sales price regular way, or, in case no such reported sale takes place on such day or days, the average of the reported closing bid and asked prices regular way, in either case on the principal national securities exchange on which the shares of the Common Stock are listed or admitted for trading, or (ii) if the shares of Common Stock are not listed or admitted for trading on a national securities exchange, (A) the last transaction price for the Common Stock on The Nasdaq Stock Market ("Nasdaq") or, in the case no such reported transaction takes place on such day or days, the average of the reported closing bid and asked prices thereof quoted on Nasdaq, or (B) if the shares of Common Stock are not quoted on Nasdaq, the average of the closing bid and asked prices of the Common Stock as quoted on the Over-The-Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "Bulletin Board"), or (C) if the shares of Common Stock are not quoted on Nasdaq nor on the Bulletin Board, the average of the closing bid and asked prices of the common stock in the over-the-counter market, as reported by The Pink Sheets, LLC, or an equivalent generally accepted reporting service, or (iii) if on any such day or days the shares of Common Stock are not quoted by any such organization, the fair market value of the shares of Common Stock on such day or days, as determined in good faith by the Board of Directors of Walker, shall be used.


     (e) Certificate and Notice of Adjustment to Conversion Price. Whenever the Conversion Price shall be adjusted as provided in paragraph 5(d), Walker shall forthwith file, at the office of Walker, a statement, signed by its chief financial officer, showing in detail the facts requiring such adjustment and the Conversion Price then in effect. Walker also shall cause a copy of such statement to be sent to Lender. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of paragraph 5(f).

     (f) Advanced Notice of Adjustment Events. In the event Walker shall propose to take any action of the types described in paragraph 5(d), Walker shall give notice to Lender, which notice shall specify the record date, if any, with respect to such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be at the date of such notice) on the Conversion Price and the number, kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of the principal and accrued interest evidenced by this Note. In the case of any action which would require the fixing of a record date, such notice shall be given at least twenty days prior to the date so fixed, or, in case of all other action, such notice shall be given at least 30 days prior to the taking of such proposed action. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (g) Liability for Taxes on Conversion Shares. Walker shall pay all documentary, stamp and other transactional taxes attributable to the issuance of Conversion Shares or other securities issuable upon conversion of any portion of the principal and accrued interest evidenced by this Note if issued in the name of Lender. In all other cases, such taxes shall be paid by Lender.

     (h) Reservation of Conversion Shares. Walker shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance as Conversion Shares.

     (i) Status of Conversion Shares. All Conversion Shares which may be issued in connection with the conversion provisions set forth in this Section 5 will, upon delivery by Walker, be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership of such Conversion Shares, and free from all taxes, liens or charges with respect thereto and not subject to any preemptive rights.

6. Automatic Conversion.

     (a) Mandatory Conversion.
     (i) The outstanding principal amount of this Note and all accrued and unpaid interest owing under this Note shall automatically be converted into shares (each, a "Mandatory Conversion Share") of Common Stock, at the Conversion Price then in effect, as of the date (the "Mandatory Conversion Date") immediately following the twentieth consecutive trading date on which each of the following events shall have occurred:
     (A) the Closing Price (as defined in subparagraph 5(d)(iv)) of the Common Stock equals or exceeds $3.00 (the "Threshold Price") and
     (B) the trading volume of the Common Stock equals or exceeds 50,000 shares.
    (ii) The Mandatory Conversion Date shall be suspended, and the automatic conversion pursuant to subparagraph 6(a)(i) shall not be effective, until such date as the Mandatory Conversion Shares are:
     (A) subject to an effective registration statement under the Securities Act, or

     (B) available for resale pursuant to Rule 144 promulgated under the Securities Act.

     (b) Issuance of Mandatory Conversion Shares. On the Mandatory Conversion Date, each Mandatory Conversion Share issuable upon conversion of the principal amount represented by this Note shall be deemed issued and the principal amount evidenced by this Note and all accrued and unpaid interest owing under this Note shall be deemed paid in full.

     (c) Surrender of Note. Promptly after the Mandatory Conversion Date, this Note shall be surrendered by Lender to Walker. Upon surrender of this Note to Walker, or to such other agent or agents as may be appointed by Walker, Lender shall be entitled to a certificate representing the number of Conversion Shares that the outstanding principal amount evidenced by this Note and all accrued and unpaid interest owing under this Note has been converted into at the Conversion Price as in effect on the Mandatory Conversion Date, and this Note as surrendered shall be cancelled. Until so surrendered, this Note will be deemed from and after the Mandatory Conversion Date, for all corporate purposes, to represent solely the right to receive the Mandatory Conversion Shares at the Conversion Price as in effect on the Mandatory Conversion Date and the Lender shall not be entitled to vote or receive any dividend or other distribution payable to holders of shares of Common Stock, nor shall Lender be deemed a creditor of Walker at any time after the Mandatory Conversion Date; provided, however, that, upon the surrender of this Note in exchange for a certificate representing the applicable number of Conversion Shares, there shall be paid to the holder of the certificate representing the Mandatory Conversion Shares issued upon such exchange of such certificate for this Note, the amount of dividends or other distributions which theretofore became payable and were not paid with respect to the number of Mandatory Conversion Shares represented by the certificate issued upon such surrender. In no event shall the persons entitled to receive such dividends or distributions be entitled to receive interest thereon. Notwithstanding anything to the contrary in this Paragraph 6(c), neither Walker nor any other party hereto shall be liable to Lender or any other party for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

     (d) No fractional Mandatory Conversion Shares or scrip shall be issued upon conversion of indebtedness evidenced by this Note pursuant to this Section 6. Instead of any fractional Mandatory Conversion Shares which would otherwise be issuable upon conversion, Walker shall pay a cash adjustment in respect of such fractional Mandatory Conversion Share in an amount equal to the product resulting from multiplying (i) the Conversion Price as in effect on the Mandatory Conversion Date by (ii) such fractional Mandatory Conversion Share. A fractional Mandatory Conversion Share shall not be entitled to interest or dividends, and Lender shall not be entitled to any rights as a stockholder of Walker with respect of such fractional interest.


     (e) Walker hereby covenants that all Mandatory Conversion Shares which are issuable upon the conversion of the outstanding principal amount of this Note under this Section 6 will, upon issuance in accordance with the terms hereof, be validly issued, fully-paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

     (f) Liability for Taxes on Mandatory Conversion Shares. Walker shall pay all documentary, stamp and other transactional taxes attributable to the issuance of Mandatory Conversion Shares or other securities issuable upon conversion of any portion of the principal and accrued interest evidenced by this Note if issued in the name of Lender. In all other cases, such taxes shall be paid by Lender.

     (g) Reservation of Mandatory Conversion Shares. Walker shall reserve, free from preemptive rights, out of its authorized but unissued shares of Common Stock a sufficient number of shares of Common Stock for issuance as Mandatory Conversion Shares.

     (h) Status of Mandatory Conversion Shares. All Mandatory Conversion Shares which may be issued in connection with the conversion provisions set forth in this Section 6 will, upon delivery by Walker, be duly and validly issued, fully paid and non-assessable, with no personal liability attaching to the ownership of such Mandatory Conversion Shares, and free from all taxes, liens or charges with respect thereto and not subject to any preemptive rights.

7. Enforcement. All disputes regarding the enforcement or construction of this Note shall be resolved in accordance with the Security Agreement and may not be resolved independently of the enforcement or construction of the Security Agreement which has been made a part hereof.

8. Assignment. This Note is not assignable by Walker, and any purported assignment of this Note shall be null and void and of no effect.

9. Governing Law. This Note and all rights and obligations hereunder shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and be performed wholly within such State, without regard to such State's conflicts of laws principles.

10. Notices. All requests, demands, notices and other communications required or otherwise given under this Agreement shall be sufficiently given if
(a) delivered by hand, against written receipt therefor, (b) forwarded by overnight courier requiring acknowledgment of receipt or (c) mailed by postage prepaid, registered or certified mail, return receipt requested, addressed, in the case of clauses (b) or (c) of this Section 8 as follows:

         If to Walker, to:                  Mitchell Segal, President
                                            Walker Financial Corporation
                                            370 Old Country Road - Second Floor
                                            Garden City, New York  11530


                  with a copy to:           Keith S. Braun, Esq.
                                            Snow Becker Krauss P.C.
                                            605 Third Avenue
                                            New York, New York 10158-0125

         If to Lender, to:                  The address of Lender as set forth
                                            in the Subscription Agreement
or, in the case of any of the parties hereto, at such other address as such party shall have furnished in writing, in accordance with this Section 10, to the other parties hereto. Each such request, demand, notice or other communication shall be deemed given (a) on the date of delivery by hand, (b) on the first business day following the date of delivery to an overnight courier or
(c) three business days following mailing by registered or certified mail.

11. Director Nominee. Upon issuance of Secured Notes in the aggregate amount of at least $650,000, the holders of a majority of the outstanding principal amount of the Secured Notes shall have the right to designate in writing one person as the designee of the holders of all of the Secured Notes for membership on the board of directors of Walker. Upon notification of such designation, Walker shall increase its board of directors by one member and elect such designee to fill the newly-created board vacancy. For so long as at least $650,000 in aggregate principal amount of Secured Notes remain outstanding, Walker shall use its best efforts to cause the designee of the holders of the Notes to be elected as a director of the Company at all applicable meetings of the stockholders of Walker. In the event that the membership of the board of directors of the Company shall contain of eight or more individuals, other than designees of the holders of the Secured Notes, the number of designees referred to in this Section 11 shall be increased to two and, in the event that the membership of the board of directors shall contain twelve or more individuals, other than designees of the holders of the Secured Notes, the number of designees referred to in this Section 11 shall be increased to three.

12. Further Covenants of Walker. Until the Subordinated Indebtedness is paid in full or other than with the written consent of either (x) Strasbourger Pearson or (y) the holders of Secured Notes aggregating more than 50% of the entire then outstanding principal amount of Secured Notes, Walker shall not:

     (a) incur indebtedness for borrowed money, except where such borrowed money is (i) utilized, in whole or part, to retire all Senior Indebtedness and/or Subordinated Indebtedness or (ii) incurred in connection with the acquisition of a business (whether in the form of a stock or asset acquisition or otherwise);

     (b) increase the principal amount of the Senior Indebtedness to more than $150,000; or

     (c) pay or declare any dividend payable in cash on the Common Stock or any other equity securities of Walker.

     IN WITNESS WHEREOF, this Note has been duly executed and delivered as of the date first above written.

                                      Walker Financial Corporation


                                      By:
                                          -------------------------
                                          Mitchell Segal, President

ATTEST:



By:
     ------------------------
     Peter Walker, Secretary

                                                                      Appendix A

                                CONVERSION NOTICE

To Walker Financial Corporation:

     The undersigned registered owner of this Note hereby irrevocably exercises the option to convert the principal evidenced by this Note, or portion hereof below designated, and all accrued and unpaid interest on such principal for shares of Common Stock of Walker Financial Corporation or securities or other property or cash in accordance with the terms of this Note, and directs that the shares, other securities, other property or cash deliverable upon the conversion, together with any check in payment for fractional shares and a new note evidencing any remaining principal amount, be issued and delivered to the registered holder of this Note unless a different name has been indicated below. If the shares or other securities are to be registered in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto.





                              (Sign exactly as name appears on the cover of this
                                  Note and the signature(s) must be guaranteed)


Principal Amount of this Note to be Converted:                $


Fill in for registration of shares or other securities if to be delivered, and of a new note if to be issued, otherwise than to the registered holder.


Name:


Social Security or Other Taxpayer Identification Number:


Address:






                                       A-1